SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 28, 2003

Commission File	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

0-00508	SIERRA PACIFIC POWER COMPANY P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418

None (Former name, former address and former fiscal year, if changed since last report)

Item 5.   Other Events

     On August 28, 2003, the federal bankruptcy court judge overseeing the bankruptcy case of Enron Power Marketing, Inc. (“EPMI”) rendered a decision in the lawsuit filed by EPMI in its bankruptcy case asserting claims for damages related to the termination of its power supply agreements with Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC” and together with NPC, the “Utilities”). The bankruptcy court judge granted EPMI’s motion for summary judgment with respect to EPMI’s claims against NPC and SPPC of approximately $200 million and $87 million, respectively, of liquidated damages, for power not delivered by EPMI, under power supply contracts terminated by EPMI in May 2002. The bankruptcy court judge also dismissed the Utilities’ counter-claims against EPMI, dismissed the Utilities’ counter-claims against Enron Corp., the parent of EPMI, and denied the Utilities’ motion to dismiss or stay the proceedings pending the final outcome of their Federal Energy Regulatory Commission proceedings against EPMI. In addition to the claims for termination payments described above, NPC and SPPC had previously deposited approximately $17.7 million and $6.7 million, respectively, into an escrow account for energy delivered by EPMI to each of NPC and SPPC in April 2002, for which the Utilities had not paid.

     The Utilities are reviewing the decision of the bankruptcy court judge. The Utilities are evaluating their options and will consider all possible courses of action. In the event that the Utilities are required to post collateral to secure EPMI’s termination payment or to pay the termination payment pending final appeal of EPMI’s lawsuit, the Utilities anticipate issuing secured bonds under their respective General and Refunding Mortgage Indentures either to serve as collateral or to raise funds to secure or pay the termination payments. On the basis of net utility property as of June 30, 2003, NPC and SPPC currently have the ability under their General and Refunding Mortgage Indentures to issue approximately $777 million and $364.9 million, respectively, of additional General and Refunding Mortgage securities. The Utilities’ ability to issue such bonds requires regulatory approval from the Public Utilities Commission of Nevada (the “PUCN”). In addition, if the Utilities are required to make payment on EPMI’s claims or to raise funds to collateralize the claims, they may need to access the capital markets to raise such funds. There can be no assurances that the Utilities will have sufficient regulatory approval to issue bonds or be able to access the capital markets to raise funds or that they can do so in a timely manner. Any requirement to pay or provide security for EPMI’s claims for termination payments, could adversely affect Sierra Pacific Resources’ (the parent of NPC and SPPC), NPC’s and SPPC’s cash flow, financial condition and liquidity, and could make it difficult for one or more of Sierra Pacific Resources, NPC or SPPC to continue to operate outside of bankruptcy.

     For additional information regarding the EPMI proceedings and the Utilities’ financial condition and liquidity, see the Quarterly Reports on Form 10-Q filed by NPC and SPPC for the quarter ended June 30, 2003.

     Sierra Pacific Resources issued a press release announcing the decision of the bankruptcy court judge in the EPMI lawsuit against the Utilities. A copy of the press release, dated August 28, 2003, is attached as Exhibit 99.1 hereto.

Item 7.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

99.1 - Press Release dated August 28, 2003

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: August 29, 2003	By:	/s/ John E. Brown John E. Brown Vice President and Controller

Nevada Power Company (Registrant)

Date: August 29, 2003	By:	/s/ John E. Brown John E. Brown Vice President and Controller

Sierra Pacific Power Company (Registrant)

Date: August 29, 2003	By:	/s/ John E. Brown John E. Brown Vice President and Controller

Exhibit Index

Exhibit 99.1 — Press Release issued August 28, 2003.